Exhibit 10.25

AMENDMENT NO. 8 TO
MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
Amendment No. 8 to Mortgage Loan Participation Purchase and Sale Agreement, dated as of June 10, 2015 (this “Amendment”), by and between Bank of America, N.A. (“Purchaser”) and Stonegate Mortgage Corporation (“Seller”).
RECITALS
Purchaser and Seller are parties to that certain Mortgage Loan Participation Purchase and Sale Agreement, dated as of June 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Purchase and Sale Agreement”; and as amended by this Amendment, the “Purchase and Sale Agreement”).
Purchaser and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Purchase and Sale Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase and Sale Agreement.
Accordingly, Purchaser and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Purchase and Sale Agreement is hereby amended as follows:
Section 1.Definitions. Section 1 of the Existing Purchase and Sale Agreement is hereby amended by:
1.deleting the definitions of: “Accepted Servicing Practices”, “Approvals”, “Effective Date”, “Expiration Date”, “FNMA” or “Fannie Mae”, “FHLMC” or “Freddie Mac”, “GNMA”, “Merchants Bank Agreement” and “Security Issuance Failure” in its entirety and replacing them with the following, respectively:
“Accepted Servicing Practices”: With respect to any Related Mortgage Loan, those accepted and prudent mortgage servicing practices and procedures (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the requirements of each Agency Program, applicable law, FHA regulations, VA regulations and RD regulations and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee, RD guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced.
“Approvals”: With respect to Seller, the approvals obtained by the Applicable Agency, HUD, the FHA, the VA or the RD in designation of Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a RD-approved lender, a FNMA-approved lender or a FHLMC-approved Seller/Servicer, as applicable, in good standing.
“Effective Date”: June 10, 2015.

“Expiration Date”: The earlier of (i) June 8, 2016, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
“FNMA” or “Fannie Mae”: The Federal National Mortgage Association or any successor thereto.
“FHLMC” or “Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.
“GNMA” or “Ginnie Mae”: Government National Mortgage Association or any successor thereto.
“Merchants Bank Agreement”: That certain Amended and Restated Master Participation Agreement, dated as of July 31, 2014, between Seller and Merchants Bank of Indiana.
“Security Issuance Failure”: Failure (a) of the Security to be issued for any reason including but not limited to Seller’s failure to perform any of its obligations under this Agreement or any other Program Document or failure to perform in Strict Compliance with the related Agency Program or (b) to cause Delivery of the Security to Purchaser or its designee (and designee has been properly notified it is holding for Purchaser).
2.adding the following definition in its proper alphabetical order:
“RD”: The United States Department of Agriculture Rural Development and any successor thereto.

Section 2.Events of Default. Section 6 of the Existing Purchase and Sale Agreement is hereby amended by: (a) deleting the “or” at the end of clause (e)(xi), (b) deleting the “.” at the end of clause (e)(xii) and replacing it with “; or” and (c) adding the following:

(xiii)
Seller’s audited financial statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or reference of similar import.

Section 3.Representations and Warranties. Section 9 of the Existing Purchase and Sale Agreement is hereby amended by:
1. deleting clauses (a)(iii), (a)(viii) and (a)(ix) in their entirety and replacing them with the following:

(iii)
The execution, delivery and performance by Seller of this Agreement, each other Program Document, and the transactions contemplated hereby and thereby, are within Seller’s corporate powers, have been duly authorized by all necessary corporate action and will not result in the breach of any provision of the charter or by-laws of Seller or result in the breach of any provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture, loan or credit agreement or other instrument to which Seller, the Related Mortgage Loans or any of Seller’s property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller, the Related Mortgage Loans or Seller’s property is subject. Without limiting the generality of the foregoing, the consummation of the transactions contemplated herein or therein will not violate any policy, regulation or guideline of the FHA, VA or RD or result in the voiding or reduction of the FHA insurance, VA guarantee, RD guarantee or any other insurance or guarantee in respect of any Related Mortgage Loan, or otherwise render such Mortgage Loans, individually or in the aggregate, ineligible (pursuant to the applicable Agency Guide or otherwise) for inclusion in a pool of mortgages supporting a Security, and such FHA insurance, VA guarantee or RD guarantee is in full force and effect or shall be in full force and effect as required by the applicable Agency Guide;

(viii)
To the extent Seller has previously received the applicable Approval, Seller has all requisite Approvals. Seller has not received from any Applicable Agency, HUD, FHA, VA or RD a notice of extinguishment or a notice indicating material breach, material default or material non-compliance which Purchaser could reasonably determine is reasonably likely to entitle such Applicable Agency or HUD, FHA, VA or RD to terminate or suspend Seller or to have a Material Adverse Effect, or a notice from any Applicable Agency, HUD, FHA, VA or RD indicating any adverse fact or circumstance in respect of Seller which Purchaser could reasonably determine is reasonably likely to entitle such Applicable Agency or HUD, FHA, VA or RD, as the case may be, to revoke any Approval or otherwise terminate, suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Applicable Agency, HUD, FHA, VA or RD to terminate Seller.  Seller has not received from any Applicable Agency, HUD, FHA, VA or RD a notice of a sanction or a levy of penalties against the Seller which Purchaser could reasonably determine is reasonably likely to have a Material Adverse Effect;

(ix)	The Custodian is an eligible custodian under each Agency Guide and each Agency Program, and is not an Affiliate of Seller; and
2.deleting clauses (b)(i) and (b)(iv) in their entirety and replacing them with the following:

(i)
Such Mortgage Loan was, immediately prior to the sale to Purchaser of the Related Participation Certificate, owned solely by Seller, is not subject to any lien, claim or encumbrance (other than the lien of a Warehouse Lender), including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA, VA and RD, as the same may be amended from time to time;

(iv)
To the extent applicable, such Mortgage Loan is either insured by the FHA under the National Housing Act, guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, guaranteed by the RD under the Housing Act of 1949 or is otherwise insured or guaranteed in accordance with the requirements of the applicable Agency Program and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA, RD or other insurer or guarantor, as the case may be;

Section 4.Covenants of Seller. Section 10 of the Existing Purchase and Sale Agreement is hereby amended by:
1.deleting clause (a)(i) in its entirety and replacing it with the following:

(i)
Within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries, which will be in conformity with GAAP, and the related consolidated statements of income showing the financial condition of Seller and its consolidated Subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year. The foregoing consolidated financial statements are to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of, an independent public accountant of national standing acceptable to Purchaser and are to be accompanied by an unqualified opinion and a letter of management in form and substance acceptable to Purchaser;

2.deleting clause (a)(iv)(4) in its entirety and replacing it with the following:

(4)
the actual or threatened suspension, revocation or termination of any of Seller’s Approvals or upon Seller becoming aware of any penalties, sanctions or charges levied, or threatened to be levied, against Seller or any change or threatened change in Approval status, or the commencement of any investigation, or the institution of any adverse action or the written threat of institution of any adverse action against Seller by any Applicable Agency, HUD, FHA, VA or RD or any other agency, or any supervisory or regulatory governmental entity supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller;

3.deleting clause (j)(i) in its entirety and replacing it with the following:

(i)	Seller shall maintain a Tangible Net Worth of not less than the sum of (x) $187,500,000 plus (y) 50% of all positive Net Income plus (z) 50% of equity capital raises;
4.deleting clause (j)(iii) in its entirety and replacing it with the following:

(iii)
Seller shall, at all times, maintain (a) unrestricted and unencumbered cash and Cash Equivalents in an amount not less than $20,000,000 and (b) Liquidity in an amount not less than the sum of the (i) the product of (x) Total Marginable Assets minus mortgage loans held for sale that are financed under the Merchants Bank Agreement and (y) 3% plus (ii) the product of (x) mortgage loans held for sale under the Merchants Bank Agreement and (y) 1%; provided that in the event Seller reports a profitability loss of no more than $10,000,000, the 3% calculation in clause (b)(i) above shall be increased to 4.5% at the end of such calendar month.

Notwithstanding the foregoing, to the extent the Seller becomes subject to a margin call under the terms of the Merchants Bank Agreement, mortgage loans financed under such agreement will not be deducted from Total Marginable Assets;
5.deleting clause (j)(v) in its entirety and replacing it with the following:

(v)
Seller shall not show a pre-tax net loss greater than $10,000,000 on a rolling six (6) month basis, as determined in accordance with GAAP before non-cash fair value changes related to mortgage servicing rights.

Section 5.Notices. Section 20 of the Existing Purchase and Sale Agreement is hereby amended by deleting the addresses for notices with respect to the Purchaser and replacing them with the following:

If to Purchaser:        Bank of America, N.A.
4500 Park Granada
Mail Code: CA7-910-02-38
Calabasas, California 91302
Attention: Adam Gadsby, Managing Director
Telephone: (818) 225-6541
Facsimile: (213) 457-8707
Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.
One Bryant Park, 11th Floor
Mail Code: NY1-100-11-01
New York, New York 10036
Attention: Eileen Albus, Director, Mortgage Finance
Telephone: (646) 855-0946
Facsimile: (646) 855-5050
Email: Eileen.Albus@baml.com

Bank of America, N.A.
50 Rockefeller Plaza
Mail Code: NY1-050-12-01
New York, New York 10020
Attention: Amie Davis, Assistant General Counsel
Telephone: 646-855-0183
Facsimilie: (704) 409-0337
Email: Amie.Davis@bankofamerica.com

Section 6.Purchaser and Seller Notices. Annex A to the Existing Purchase and Sale Agreement is hereby amended by deleting such annex in its entirety and replacing it with Annex A hereto.

Section 7.Fees and Expenses. Seller hereby agrees to pay to Purchaser, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Purchaser in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.
Section 8.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Purchase and Sale Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
Section 9.Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
Section 10.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Section 11.GOVERNING LAW. THE AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY

CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.
[SIGNATURE PAGE FOLLOWS]
Signature Page to Amendment No. 8 to Mortgage Loan Participation Purchase and Sale Agreement
IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
Bank of America, N.A., as Purchaser
By: ___/s/ Adam Robitshek_________________
Name: Adam Robitshek
Title: Vice President

STONEGATE MORTGAGE CORPORATION, as Seller
By: ___/s/ John Macke _____________________
Name: John Macke

Title: Executive Vice President

Annex A

Annex A
Purchaser NOTICES

Name:	Bank of America, N.A.
Address:	4500 Park Granada Mail Code: CA7-910-02-38 Calabasas, California 91302 Attention: Adam Gadsby, Managing Director
Telephone:	(818) 225-6541
Telecopy:	(213) 457-8707
Email:	Adam.Gadsby@baml.com

with copies to:

Name:	Bank of America, N.A.
Address:	One Bryant Park, 11th Floor Mail Code: NY1-100-11-01 New York, New York 10036 Attention: Eileen Albus, Director, Mortgage Finance
Telephone:	(646) 855-0946
Telecopy:	(646) 855-5050
Email:	Eileen.Albus@baml.com

Name:	Bank of America, N.A.
Address:	50 Rockefeller Plaza Mail Code: NY1-050-12-01 New York, New York 10020 Attention: Amie Davis, Assistant General Counsel
Telephone:	(646) 855-0183
Telecopy:	(704) 409-0337
Email:	Amie.Davis@bankofamerica.com

SELLER NOTICES

Name:	Stonegate Mortgage Corporation
Address:	9190 Priority Way West Drive, Ste 300 Indianapolis, IN 46240 Attention: Barb Cutillo, CAO and John Macke, CEO
Telephone:	(317) 663-5102 and (317) 663-5176
Email:	bcutillo@stonegatemtg.com and jmacke@stonegatemtg.com